Exhibit 99.1

FOR IMMEDIATE RELEASE

BENCHMARK REPORTS THIRD QUARTER 2025 RESULTS

TEMPE, AZ, November 4, 2025 – Benchmark Electronics, Inc. (NYSE: BHE) today announced financial results for the third quarter ended September 30, 2025.

Third quarter 2025 results:

•
Revenue of $681 million, up 3.5% year-over-year
•
GAAP Operating Income of $24 million
•
Non-GAAP Operating Income of $33 million
•
Diluted GAAP earnings per share of $0.39
•
Diluted non-GAAP earnings per share of $0.62

“I am proud of our execution in the third quarter as we achieved the high end of our guidance for revenue and non-GAAP earnings per share,” said Jeff Benck, Benchmark’s CEO.

Benck continued “During the quarter we saw improved year-over-year performance across the majority of our market sectors and I am encouraged by indicators pointing to stronger growth as we exit the year, including the beginning stages of our ramping enterprise AI opportunities.”

David Moezidis, President and Chief Commercial Officer, further added "Our bookings momentum continued in the third quarter of 2025, reinforcing the strength we’ve seen all year. This trajectory positions us well for continued growth as we look to 2026 and beyond."

	Three Months Ended
Summary GAAP Items	September 30,	June 30,	September 30,
(Amounts in millions, except per share data)	2024	2025	2025
Revenue	$658	$642	$681
Gross Margin	10.1%	10.1%	10.0%
Operating Margin	4.3%	3.2%	3.5%
Diluted EPS	$0.42	$0.03	$0.39

	Three Months Ended
Summary Non-GAAP Items(1)	September 30,	June 30,	September 30,
(Amounts in millions, except per share data)	2024	2025	2025
Revenue	$658	$642	$681
Gross Margin	10.2%	10.2%	10.1%
Operating Margin	5.3%	4.7%	4.8%
Diluted EPS	$0.57	$0.55	$0.62

(1) A reconciliation of non-GAAP results to the most directly comparable GAAP measures and a discussion of why management believes these non-GAAP results are useful are included below.

Third Quarter 2025 Industry Sector Revenue Update

	September 30,		June 30,		September 30,
(In millions)	2024		2025		2025
Semi-Cap	$188	28%	$190	30%	$185	27%
Industrial	151	23	142	22	153	22
A&D	102	16	126	20	129	19
Medical	107	16	110	17	126	19
AC&C	110	17	74	11	88	13
Total	$658	100%	$642	100%	$681	100%

Cash Conversion Cycle

	September 30,	June 30,	September 30,
	2024	2025	2025
Days in accounts receivable	51	52	50
Days in contract asset	26	25	26
Days in inventory	89	83	75
Days in accounts payable	(54)	(55)	(56)
Days in advance payments from customers	(22)	(20)	(18)
Days in cash conversion cycle	90	85	77

Fourth Quarter 2025 Guidance

•
Revenue between $670 million - $720 million
•
Diluted GAAP earnings per share between $0.44 - $0.50
•
Diluted non-GAAP earnings per share between $0.62 - $0.68
•
Non-GAAP earnings per share guidance excludes stock-based compensation expense of approximately $2.3 million and other non-operating expenses of $4.9 million to $5.3 million which includes restructuring, amortization of intangibles and other expenses.

Third Quarter 2025 Earnings Conference Call

The Company will host a conference call to discuss the results today at 5:00 p.m. Eastern Time. The live webcast of the call and accompanying reference materials will be accessible by logging on to the Company’s website at www.bench.com. A replay of the broadcast will also be available on the Company’s website.

About Benchmark Electronics, Inc.

Benchmark provides comprehensive solutions across the entire product lifecycle by leading through its innovative technology and engineering design services, leveraging its optimized global supply chain, and delivering world-class manufacturing services in the following industries: advanced computing and communications (AC&C), aerospace and defense (A&D), industrial, medical, and semiconductor capital equipment (Semi-Cap). Benchmark’s global operations include facilities in seven countries and its common shares trade on the New York Stock Exchange under the symbol BHE.

For More Information, Please Contact:

Paul Mansky, Investor Relations and Corporate Development

1-623-300-7052 or paul.mansky@bench.com

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are identified as any statement that does not relate strictly to historical or current facts and may include words such as “anticipate,” “believe,” “intend,” “plan,” “project,” “forecast,” “strategy,” “position,” “continue,” “estimate,” “expect,” “may,” “will,” “could,” “predict,” and similar expressions of the negative or other variations thereof. In particular, statements, expressed or implied, concerning the Company’s outlook and guidance for fourth quarter and fiscal year 2025 results, future operating results or margins, the ability to generate sales and income or cash flow, expected revenue mix, the Company’s business strategy and strategic initiatives, the Company’s expectations regarding enterprise AI opportunities, anticipated growth in bookings, and the Company’s expectations regarding restructuring charges, stock-based compensation expense, amortization of intangibles, and capital expenditures, among others, are forward-looking statements. Although the Company believes these statements are based on and derived from reasonable assumptions, they involve risks, uncertainties and assumptions that are beyond the Company’s ability to control or predict, relating to operations, markets and the business environment generally, including those discussed under Part I, Item 1A of the Company's Annual Report on Form 10-K for the year ended December 31, 2024, and in any of the Company’s subsequent reports filed with the Securities and Exchange Commission. Events relating to the possibility of customer demand fluctuations, supply chain constraints, continuing inflationary pressures, the effects of foreign currency fluctuations and high interest rates, the continuing U.S. government shutdown and the economic impacts, volatility and uncertainty resulting therefrom, geopolitical uncertainties including continuing hostilities and tensions, trade restrictions and sanctions, tariffs and retaliatory countermeasures, the ability to utilize the Company’s manufacturing facilities at sufficient levels to cover its fixed operating costs, or write-downs or write-offs of obsolete or unsold inventory, may have resulting impacts on the Company’s business, financial condition, results of operations, and the Company’s ability (or inability) to execute on its plans. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual outcomes, including the future results of the Company’s operations, may vary materially from those indicated. Undue reliance should not be placed on any forward-looking statements. Forward-looking statements are not guarantees of performance. All forward-looking statements included in this document are based upon information available to the Company as of the date of this document, and the Company assumes no obligation to update.

Non-GAAP Financial Measures

Management discloses certain non‐GAAP information to provide investors with additional information to analyze the Company’s performance and underlying trends. These non-GAAP financial measures exclude restructuring charges, stock-based compensation expense, amortization of intangible assets acquired in business combinations, certain legal and other settlement losses (gains), customer insolvency losses (recoveries), asset impairments, other significant non-recurring costs and the related tax impacts, including discrete tax items and other non-GAAP tax adjustments, of all of the above. A detailed reconciliation between GAAP results and results excluding certain items (“non-GAAP”) is included in the following tables attached to this document. In situations where a non-GAAP reconciliation has not been provided, the Company was unable to provide such a reconciliation without unreasonable effort due to the uncertainty and inherent difficulty predicting the occurrence, the financial impact and the periods in which the non-GAAP adjustments may be recognized. Management uses non‐GAAP measures that exclude certain items in order to better assess operating performance and help investors compare results with our previous guidance. This document also references “free cash flow”, a non-GAAP measure, which the Company defines as cash flow from operations less additions to property, plant and equipment and purchased software. The Company’s non‐GAAP information is not necessarily comparable to the non‐GAAP information used by other companies. Non‐GAAP information should not be viewed as a substitute for, or superior to, net income or other data prepared in accordance with GAAP as a measure of the Company’s profitability or liquidity. Readers should consider the types of events and transactions for which adjustments have been made.

###

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Income

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2024	2025	2024	2025
Sales	$657,747	$680,678	$1,999,218	$1,954,777
Cost of sales	591,006	612,735	1,797,119	1,758,882
Gross profit	66,741	67,943	202,099	195,895
Selling, general and administrative expenses	36,636	41,520	111,990	120,889
Amortization of intangible assets	1,205	1,205	3,613	3,613
Restructuring charges and other costs	795	1,557	5,609	15,487
Income from operations	28,105	23,661	80,887	55,906
Interest expense	(6,569)	(4,418)	(20,747)	(16,061)
Interest income	2,811	1,955	7,329	7,822
Other expense, net	(3,952)	(608)	(7,452)	(2,076)
Income before income taxes	20,395	20,590	60,017	45,591
Income tax expense	5,021	6,327	15,113	26,712
Net income	$15,374	$14,263	$44,904	$18,879
Earnings per share:
Basic	$0.43	$0.40	$1.25	$0.53
Diluted	$0.42	$0.39	$1.23	$0.52
Weighted-average number of shares outstanding:
Basic	36,051	35,802	35,970	35,947
Diluted	36,629	36,182	36,469	36,337

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In Thousands)

(UNAUDITED)

	December 31,	September 30,
	2024	2025
Assets
Current assets:
Cash and cash equivalents	$315,152	$285,419
Restricted cash	12,875	642
Accounts receivable, net	412,458	377,978
Contract assets	167,578	199,007
Inventories	553,654	509,005
Prepaid expenses and other current assets	42,512	63,363
Total current assets	1,504,229	1,435,414
Property, plant and equipment, net	225,097	226,234
Operating lease right-of-use assets	117,995	106,436
Goodwill and other long-term assets	292,143	299,265
Total assets	$2,139,464	$2,067,349

Liabilities and Shareholders’ Equity
Current liabilities:
Current installments of long-term debt	$6,737	$3,782
Accounts payable	354,218	382,660
Advance payments from customers	143,614	124,164
Accrued liabilities	144,530	108,327
Total current liabilities	649,099	618,933
Long-term debt, net of current installments	250,457	212,622
Operating lease liabilities	108,997	101,801
Other long-term liabilities	17,598	24,733
Total liabilities	1,026,151	958,089
Shareholders’ equity	1,113,313	1,109,260
Total liabilities and shareholders’ equity	$2,139,464	$2,067,349

Benchmark Electronics, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In Thousands)

(UNAUDITED)

	Nine Months Ended
	September 30,
	2024	2025
Cash flows from operating activities:
Net income	$44,904	$18,879
Depreciation and amortization	34,578	35,629
Stock-based compensation expense	10,740	15,077
Accounts receivable	76,479	38,744
Contract assets	(11,559)	(31,429)
Inventories	102,540	48,547
Accounts payable	(16,107)	19,566
Advance payments from customers	(59,533)	(19,449)
Other changes in working capital and other, net	(38,733)	(60,276)
Net cash provided by operating activities	143,309	65,288

Cash flows from investing activities:
Additions to property, plant and equipment and software	(24,221)	(27,954)
Other investing activities, net	483	5,144
Net cash used in investing activities	(23,738)	(22,810)

Cash flows from financing activities:
Share repurchases	(5,101)	(25,994)
Net debt activity	(52,596)	(41,415)
Other financing activities, net	(23,507)	(25,508)
Net cash used in financing activities	(81,204)	(92,917)

Effect of exchange rate changes	2,843	8,473
Net increase (decrease) in cash and cash equivalents and restricted cash	41,210	(41,966)
Cash and cash equivalents and restricted cash at beginning of year	283,213	328,027
Cash and cash equivalents and restricted cash at end of period	$324,423	$286,061

Benchmark Electronics, Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Results

(Amounts in Thousands, Except Per Share Data)

(UNAUDITED)

	Three Months Ended			Nine Months Ended
	Sept 30,	June 30,	Sept 30,	Sept 30,
	2024	2025	2025	2024	2025
Income from operations (GAAP)	$28,105	$20,486	$23,661	$80,887	$55,906
Restructuring charges and other costs	795	1,939	1,211	5,609	4,492
Stock-based compensation expense	4,379	5,335	5,345	10,740	15,077
Amortization of intangible assets	1,205	1,204	1,205	3,613	3,613
Legal and other settlement loss(1)	367	799	816	1,539	11,890
Other	—	311	358	—	668
Customer insolvency (recovery)	—	—	—	(316)	—
Non-GAAP income from operations	$34,851	$30,074	$32,596	$102,072	$91,646
GAAP operating margin	4.3%	3.2%	3.5%	4.0%	2.9%
Non-GAAP operating margin	5.3%	4.7%	4.8%	5.1%	4.7%

Gross profit (GAAP)	$66,741	$64,772	$67,943	$202,099	$195,895
Stock-based compensation expense	413	514	515	1,165	1,460
Customer insolvency (recovery)	—	—	—	(316)	—
Non-GAAP gross profit	$67,154	$65,286	$68,458	$202,948	$197,355
GAAP gross margin	10.1%	10.1%	10.0%	10.1%	10.0%
Non-GAAP gross margin	10.2%	10.2%	10.1%	10.2%	10.1%

Selling, general and administrative expenses	$36,636	$40,569	$41,520	$111,990	$120,889
Stock-based compensation expense	(3,966)	(4,821)	(4,830)	(9,575)	(13,617)
Legal and other settlement loss(1)	(367)	(225)	(471)	(1,539)	(896)
Other	—	(311)	(357)	—	(668)
Non-GAAP selling, general and administrative expenses	$32,303	$35,212	$35,862	$100,876	$105,708

Net income (GAAP)	$15,374	$972	$14,263	$44,904	$18,879
Restructuring charges and other costs	795	1,939	1,211	5,609	4,492
Stock-based compensation expense	4,379	5,335	5,345	10,740	15,077
Amortization of intangible assets	1,205	1,204	1,205	3,613	3,613
Legal and other settlement loss(1)	367	799	816	1,539	11,890
Refinancing of Credit Facilities	—	224	—	—	224
Other	—	311	357	—	668
Customer insolvency (recovery)	—	—	—	(316)	—
Income tax adjustments(2)	(1,406)	9,208	(905)	(4,236)	6,658
Non-GAAP net income	$20,714	$19,992	$22,292	$61,853	$61,501

Diluted earnings per share:
Diluted (GAAP)	$0.42	$0.03	$0.39	$1.23	$0.52
Diluted (Non-GAAP)	$0.57	$0.55	$0.62	$1.70	$1.69

Weighted-average number of shares used in calculating diluted earnings per share:
Diluted (GAAP)	36,629	36,258	36,182	36,469	36,337
Diluted (Non-GAAP)	36,629	36,258	36,182	36,469	36,337

Net cash provided by (used in) operations	$39,036	$(2,823)	$36,608	$143,309	$65,288
Additions to property, plant and equipment and software	(9,814)	(12,304)	(11,494)	(24,221)	(27,954)
Free cash flow	$29,222	$(15,127)	$25,114	$119,088	$37,334

(1)
Includes settlement of the tax assessment in Mexico that was previously disclosed under Note 15 in Part II, Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
(2)
This amount represents the tax impact of the non-GAAP adjustments, including discrete tax items, using the applicable effective tax rates. For the three and nine months ended September 30, 2025, $0.8 million and $11.3 million, respectively, in discrete tax charges relating to foreign withholding tax paid on repatriated dividends, net of anticipated recoveries, and the recognition of deferred tax liabilities on remaining unremitted earnings in China.